UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 29, 2005

CORVEL CORPORATION

(Exact Name of Registrant as Specified in Charter)

DELAWARE (State or Other Jurisdiction of Incorporation)	000-19291 (Commission File Number)	33-0282651 (IRS Employer Identification No.)

2010 Main Street, Suite 600, Irvine, California (Address of Principal Executive Offices)		92614 (Zip Code)

Registrant’s telephone number, including area code (949) 851-1473

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
SIGNATURES

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

     CorVel Corporation (the “Company”) was unable to file its Annual Report on Form 10-K for the year ended March 31, 2005 (the “Form 10-K”) with the Securities and Exchange Commission (the “SEC”) on June 29, 2005, the deadline for filing the report under Rule 12b-25 of the Securities Exchange Act of 1934. On June 14, 2005, the Company filed a Notification of Late Filing on Form 12b-25 with the SEC indicating that it would be unable to file its Form 10-K within the prescribed time period. Despite diligent efforts, the work necessary to complete the Form 10-K could not be finished, and the Company’s independent registered public accounting firm, Grant Thornton LLP (“Grant Thornton”), was unable to provide its attestation report on management’s assessment of the effectiveness of the Company’s internal control over financial reporting as required by Section 404 of the Sarbanes-Oxley Act of 2002, in sufficient time to permit the timely filing of the Form 10-K on June 29, 2005. Diligent efforts are expected to continue and the Company intends to complete and file its Form 10-K as soon as possible.

     As a result of its failure to file the Form 10-K by June 29, 2005, the Company is no longer in compliance with conditions for the continued listing of the Company’s common stock on the Nasdaq Stock Market under Nasdaq Marketplace Rule4310(c)(14). On June 28, 2005, the Company notified Nasdaq of its belief that it would be in violation of this rule and, accordingly, the Company will receive a written notice of staff determination from Nasdaq to prohibit the continued listing of the Company’s securities on the Nasdaq Stock Market under Nasdaq Marketplace Rule 4815(a) (the “Nasdaq Notice”). The Company shall make the Nasdaq Notice public and file it with the SEC on Form 8-K as soon as possible after receipt, but in no event later than four business days following receipt. Upon receiving the Nasdaq Notice, the Company intends to request a review from the Nasdaq Listing and Hearing Review Council to petition for continued listing on the Nasdaq Stock Market as the Company is diligently attempting to complete its Form 10-K and meet its obligations for continued listing under Rule 4310(c)(14). Notwithstanding this petition and the Company’s continued diligent efforts to file its Form 10-K, the Company cannot assure investors that Nasdaq will not determine to suspend trading and cease listing of the Company’s common stock.

     The Company previously disclosed on its Notification of Late Filing on Form 12b-25 filed with the SEC on June 14, 2005 that revenues were $291 million, gross profit was $45 million, net income was $10 million and diluted earnings per share were $0.97 per share in the fiscal year ended March 31, 2005. The Company anticipates that this information will be reflected in its financial statements for the fiscal year ended March 31, 2005.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

     All statements included in this report, other than statements or characterizations of historical fact, are forward-looking statements. These forward-looking statements are based on the Company’s current expectations, estimates and projections about the Company, management’s beliefs, and certain assumptions made by the Company, and events beyond the Company’s control, all of which are subject to change. Such forward-looking statements include, but are not limited to, statements relating to the Company’s financial statements, the Company’s ability to file its Form 10-K, Grant Thornton LLP’s ability to issue a report attesting to management’s assessment of the effectiveness of the Company’s internal controls over financial reporting, the Company’s inability to satisfy the listing requirements of the Nasdaq Stock Market and the possible delistment of the Company common stock from the Nasdaq Stock Market. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “likely,” “potential,” “continue,” “ongoing,” similar expressions, and variations or negatives of these words. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause the Company’s actual results to differ materially and adversely from those expressed in any forward-looking statement.

     The risks and uncertainties referred to above include, but are not limited to, risks relating to the Company’s ability to file its annual report on Form 10-K as indicated or to receive when expected from its external auditors an audit report on its financial statements and an attestation report on management’s assessment of internal control over financial reporting; risks relating to the Company’s ability to maintain an effective system of internal control over financial reporting; risks that significant deficiencies and/or material weaknesses will be identified; and other factors described in this report and the Company’s filings with the Securities and Exchange Commission, including “Risk Factors” in the Company’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2004. The forward-looking statements in this report speak only as of the date they are made. The Company undertakes no obligation to revise or update publicly any forward-looking statement for any reason.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORVEL CORPORATION (Registrant)
Dated: June 29, 2005	/s/ RICHARD J. SCHWEPPE
Richard J. Schweppe
Chief Financial Officer and Secretary